Exhibit 5.7

January 31, 2005

United Agri Products, Inc.

7521 West 4th Street

Greeley, Colorado 80634

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Re:	Registration Statement on Form S-4 (File No. 333-111710)

Ladies and Gentlemen:

We have served as Maryland counsel to AG-CHEM, Inc., a Maryland corporation (the “Company”), which is a wholly owned subsidiary of United Agri Products, Inc., a Delaware corporation (the “Issuer”), in connection with certain matters of Maryland law arising out of the issuance by the Company of a guarantee (the “Guarantee”) with respect to certain 8¼% Senior Notes due 2011 of the Issuer (the “Notes”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Issuer, the Company and certain other subsidiaries of the Issuer with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

United Agri Products, Inc.

O’Melveny & Myers LLP

January 31, 2005

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. A unanimous written consent of the Board of Directors of the Company, dated December 11, 2003, relating to the Indenture (as defined herein) and the Guarantee included therein and the other transactions contemplated by the Registration Statement, certified as of the date hereof by an officer of the Company;

6. The Indenture, dated as of December 16, 2003 (the “Indenture”), by and among the Issuer, the Company, certain other direct or indirect wholly owned subsidiaries of the Issuer and JPMorgan Chase Bank, as Trustee, including, without limitation, the Guarantee of the Company included therein, certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete.

United Agri Products, Inc.

O’Melveny & Myers LLP

January 31, 2005

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Company has the corporate power to execute, deliver and perform the Indenture and to issue the Guarantee.

3. The issuance of the Guarantee has been duly authorized by all necessary corporate action on the part of the Company.

4. The execution, delivery and performance of the Indenture, including, without limitation, the Guarantee of the Company included therein, will not conflict with or violate the Charter or the Bylaws.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/    Venable LLP